Date  of  Report  (Date  of  earliest  event  reported)  January  24,  2006
                                                         ------------------

                              SEAMLESS WI-FI, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)

            Nevada                  0-20259                   33-0845463
            ------                  -------                   ----------
       (State or other            (Commission                (IRS Employer
jurisdiction of incorporation)    File Number)            Identification No.)

                800 N. Rainbow Blvd, Suite 208, Las Vegas, Nevada        89107
                -------------------------------------------------        -----
               (Address of principal executive offices)               (Zip Code)

                                  775-588-2387
                                  ------------
               Registrant's telephone number, including area code

                                      None
                                      ----
          (Former name or former address, changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the followings provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act  (17  CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act  (17  CFR  240.13e-4(c))

 Section  1  -  Registrant's  Business  and  Operations
 ------------------------------------------------------

 Item  8.01  Other  Events

On December 23, 2005 Software Technology and Consulting, Inc., (STCI) was sent a Notice of Default regarding their failure to deliver a completely debugged and corrected software program as per the discussion and agreement made on a conference call November 28, 2005 at 1:PM Eastern which pertained to the software program to be delivered pursuant to the written agreement executed by STCI and by Seamless in early 2005 and dated February 14, 2005.

These programming bugs were discovered during the Company's Beta Testing of the product in October of 2005 when the core product was tested and it was found that several key functions failed to operate properly. STCI assured the Company that the problems would be fixed before December 15, 2005. However, STCI failed to correct all the problems as per February 14, 2005 agreement, STCI was sent a "Notice of Default" for which STCI had 30 days to correct. As of this date no effort has been made by STCI to correct the problems and complete this project. Attached is the "Notice of Default".


Exhibit  No.     Description  of  Exhibit

10.0     December  23,  2005  Notice of Default and List of Items not corrected.
----     -----------------------------------------------------------------------

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Seamless  Wi-Fi,  Inc,  Inc.
 ----------------------------
(Registrant)

January  24,  2006
------------------
Date

/s/  Albert  R.  Reda
----------------------------
Albert  R.  Reda,  President


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